Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 16, 2012 included in the Registration Statement on Form S-1 of Arête Industries Inc. and to the use of our name, and the statements with respect to us, under the heading “Experts” in the prospectus.

/s/ Causey Demgen & Moore P.C.

Denver, Colorado

October 25, 2012